Exhibit 15.2

April 25, 2019

PPDAI Group Inc.

Building G1, No. 999 Dangui Road

Pudong New District

Shanghai 201203

People’s Republic of China

Dear Sir or Madam,

Re: The Annual Report of PPDAI Group Inc.

We hereby consent to the use of our name under the Sections entitled “Risk Factors” and “Organizational Structure” included in the Annual Report on Form 20-F (“the Annual Report”), originally filed by PPDAI Group Inc. on April 25, 2019, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and further consent to the incorporation by reference of the summaries of our opinions under these headings into PPDAI Group Inc.’s registration statement on Form S-8 (No. 333-224011) that was filed on March 29, 2018. We also consent to the filing of this consent as an exhibit to the Annual Report. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Grandall Law Firm (Shanghai)

Grandall Law Firm (Shanghai)